Exhibit 99.1

Encore Capital Group Announces First Quarter 2024 Financial Results

•Highly favorable purchasing conditions continue in U.S. market
•Portfolio purchases of $296 million including record $237 million in the U.S.
•Global collections of $511 million up 10% compared to Q1 2023
•GAAP EPS of $0.95

SAN DIEGO, May 8, 2024 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2024.
“2024 is off to a strong start for Encore as our first quarter performance aligned well with expectations,” said Ashish Masih, President and Chief Executive Officer. “Growth in portfolio purchasing, collections and cash generation in the first quarter reinforces our belief that 2024 will be the turning point in Encore’s operational and financial results.”
“In the U.S., the highly favorable purchasing conditions continue, driven by credit card lending growth and rising charge off rates. We remain committed to allocating capital to our highest return opportunities with 80% of our global portfolio purchases in Q1 concentrated in the U.S., resulting in $237 million deployed by MCM, establishing a new quarterly record for our U.S. business.”
“In Europe, the portfolio purchasing market remains very competitive. Although we continue to see some examples of improved pricing, we believe European market pricing still does not consistently reflect the higher cost of capital caused by higher interest rates. As a result, we continue to exercise discipline and are constraining Cabot portfolio purchases.”
“Our first quarter global collections of $511 million were up 10% compared to a year ago and were in line with expectations, continuing to reflect a stable collections environment in our key markets.”
“Driven by the disciplined execution of our strategy, along with the continued favorable portfolio purchasing environment in the U.S., our performance in Q1 keeps us on track to deliver on our 2024 guidance provided in February. This guidance called for portfolio purchasing this year to exceed our 2023 total and for our collections to grow approximately 8% to over $2 billion. We also remain committed to the critical role we play in the consumer credit ecosystem and to helping consumers restore their financial health,” said Masih.

Encore Capital Group, Inc.

Financial Highlights for the First Quarter of 2024:

	Three Months Ended March 31,
(in thousands, except percentages and earnings per share)	2024	2023	Change
Portfolio purchases(1)	$295,714	$276,431	7%
Estimated Remaining Collections (ERC)	$8,307,294	$7,789,980	7%
Collections	$510,887	$462,356	10%
Revenues	$328,386	$312,630	5%
Operating expenses	$244,795	$242,492	1%
GAAP net income	$23,239	$18,626	25%
GAAP earnings per share	$0.95	$0.75	27%
______________________
(1)Includes U.S. purchases of $236.5 million and $213.5 million, and Europe purchases of $59.2 million and $63.0 million in Q1 2024 and Q1 2023, respectively.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 8, 2024, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure is below.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, supply and pricing, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$172,990	$158,364
Investment in receivable portfolios, net	3,531,387	3,468,432
Property and equipment, net	102,776	103,959
Other assets	277,622	293,256
Goodwill	602,400	606,475
Total assets	$4,687,175	$4,630,486
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$180,206	$189,928
Borrowings	3,364,029	3,318,031
Other liabilities	189,081	185,989
Total liabilities	3,733,316	3,693,948
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,687 and 23,545 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	237	235
Additional paid-in capital	8,648	11,052
Accumulated earnings	1,072,410	1,049,171
Accumulated other comprehensive loss	(127,436)	(123,920)
Total stockholders’ equity	953,859	936,538
Total liabilities and stockholders’ equity	$4,687,175	$4,630,486

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$26,879	$24,472
Investment in receivable portfolios, net	736,226	717,556
Other assets	11,280	19,358
Liabilities
Accounts payable and accrued liabilities	1,005	1,854
Borrowings	492,027	494,925
Other liabilities	253	2,452

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Revenue from receivable portfolios	$315,852	$295,674
Changes in recoveries	(12,409)	(9,501)
Total debt purchasing revenue	303,443	286,173
Servicing revenue	20,379	22,585
Other revenues	4,564	3,872
Total revenues	328,386	312,630
Operating expenses
Salaries and employee benefits	104,184	103,850
Cost of legal collections	58,721	54,101
General and administrative expenses	36,241	37,965
Other operating expenses	30,367	27,556
Collection agency commissions	7,434	8,150
Depreciation and amortization	7,848	10,870
Total operating expenses	244,795	242,492
Income from operations	83,591	70,138
Other expense
Interest expense	(55,765)	(46,835)
Other income, net	2,666	1,732
Total other expense	(53,099)	(45,103)
Income before income taxes	30,492	25,035
Provision for income taxes	(7,253)	(6,409)
Net income	$23,239	$18,626

Earnings per share:
Basic	$0.98	$0.79
Diluted	$0.95	$0.75

Weighted average shares outstanding:
Basic	23,784	23,548
Diluted	24,468	24,942

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$23,239	$18,626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,848	10,870
Other non-cash interest expense, net	3,727	4,594
Stock-based compensation expense	3,357	4,052
Deferred income taxes	170	1,369
Changes in recoveries	12,409	9,501
Other, net	717	(1,843)
Changes in operating assets and liabilities
Other assets	(6,223)	(3,139)
Accounts payable, accrued liabilities and other liabilities	5,740	(8,117)
Net cash provided by operating activities	50,984	35,913
Investing activities:
Purchases of receivable portfolios, net of put-backs	(291,367)	(274,625)
Collections applied to investment in receivable portfolios	195,035	166,682
Purchases of asset held for sale	(212)	(22,596)
Purchases of property and equipment	(6,861)	(4,885)
Other, net	12,523	4,709
Net cash used in investing activities	(90,882)	(130,715)
Financing activities:
Payment of loan and debt refinancing costs	(10,202)	(5,850)
Proceeds from credit facilities	248,549	229,128
Repayment of credit facilities	(696,351)	(140,043)
Proceeds from senior secured notes	500,000	—
Repayment of senior secured notes	(9,770)	(9,770)
Proceeds from issuance of convertible senior notes	—	230,000
Repayment of exchangeable senior notes	—	(192,457)
Proceeds from convertible hedge instruments, net	—	10,050
Other, net	23,564	(10,684)
Net cash provided by financing activities	55,790	110,374
Net increase in cash and cash equivalents	15,892	15,572
Effect of exchange rate changes on cash and cash equivalents	(1,266)	(710)
Cash and cash equivalents, beginning of period	158,364	143,912
Cash and cash equivalents, end of period	$172,990	$158,774

Supplemental disclosure of cash information:
Cash paid for interest	$46,469	$38,072
Cash paid for taxes, net of refunds	1,542	908
Supplemental schedule of non-cash investing activities:
Investment in receivable portfolios transferred to real estate owned	$2,045	$1,105

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, unaudited)	2024	2023
GAAP net income, as reported	$23,239	$18,626
Adjustments:
Interest expense	55,765	46,835
Interest income	(1,368)	(944)
Provision for income taxes	7,253	6,409
Depreciation and amortization	7,848	10,870
Net gain on derivative instruments(1)	(195)	—
Stock-based compensation expense	3,357	4,052
Acquisition, integration and restructuring related expenses(2)	2,319	5,526
Adjusted EBITDA	$98,218	$91,374
Collections applied to principal balance(3)	$214,551	$182,981
________________________

(1)Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and other receivable portfolios. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending March 31, 2024.